As filed with the Securities and Exchange Commission on August 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSMEDICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

83-2181531

(IRS Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

TransMedics Group, Inc. Amended and Restated 2019 Stock Incentive Plan

(Full title of the plan)

Waleed H. Hassanein, M.D.

President and Chief Executive Officer

TransMedics Group, Inc.

200 Minuteman Road

Andover, Massachusetts 01810

(Name and address of agent for service)

(978) 552-0900

(Telephone number, including area code, of agent for service)

Copies to:

Tara Fisher

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the Amended and Restated 2019 Stock Incentive Plan of TransMedics Group, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. The Registrant increased the number of shares of its common stock, no par value per share (“Common Stock”) available for issuance under its Amended and Restated 2019 Stock Incentive Plan by 1,000,000 shares. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-231243) filed with the Securities and Exchange Commission on May 6, 2019 by the Registrant, relating to the Registrant’s 2019 Stock Incentive Plan, except to the extent supplemented, amended or superseded by the information set forth herein.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Organization (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-38891) filed with the SEC on March 17, 2020)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230736) filed with the SEC on April 22, 2019)

4.3	Specimen stock certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230736) filed with the SEC on April 5, 2019).

4.4	TransMedics Group, Inc. Amended and Restated 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38891) filed with the SEC on May 26, 2023)

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of attorney (included in the signature page to this Registration Statement).

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on this 4th day of August, 2023.

TRANSMEDICS GROUP, INC.

By:	/s/ Waleed H. Hassanein, M.D.
Name: Title:	Waleed H. Hassanein, M.D. President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Waleed H. Hassanein, M.D. and Stephen Gordon, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by TransMedics Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Waleed H. Hassanein, M.D. Waleed H. Hassanein, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2023

/s/ Stephen Gordon Stephen Gordon	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 4, 2023

/s/ James R. Tobin James R. Tobin	Chairman of the Board	August 4, 2023

/s/ Edward M. Basile Edward M. Basile	Director	August 4, 2023

/s/ Thomas J. Gunderson Thomas J. Gunderson	Director	August 4, 2023

/s/ Edwin M. Kania, Jr. Edwin M. Kania, Jr.	Director	August 4, 2023

/s/ Stephanie Lovell Stephanie Lovell	Director	August 4, 2023

/s/ Merilee Raines Merilee Raines	Director	August 4, 2023

/s/ David Weill, M.D. David Weill, M.D.	Director	August 4, 2023